Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2008 with respect to the consolidated financial statements of Lakeland Bancorp, Inc. and subsidiaries (which expressed an unqualified opinion and contained an explanatory paragraph regarding the Company’s adoption of Financial Accounting Statement Board (FASB) Interpretation No. 48 Accounting for Uncertain Income Taxes in 2007 and Financial Accounting Statement (FAS) No. 123(R) Share Based Payments and FAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans an amendment of FAS Statements No. 87, 88, 106, and 132(R) in 2006) and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 6, 2009